                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                      BLACK HAWK GAMING & DEVELOPMENT CO.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [ ]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                  BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.
                                 240 MAIN STREET
                           BLACK HAWK, COLORADO 80422
                                 (303) 582-1117

--------------------------------------------------------------------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 9, 2000

--------------------------------------------------------------------------------


To the Shareholders of Black Hawk Gaming & Development Company, Inc.:

DATE:             June 9, 2000
TIME:             9:00 a.m.
PLACE:            The Lodge Casino
                  240 Main Street
                  Black Hawk, Colorado

MATTERS TO BE VOTED ON:

         1.       Election of two directors;

         2. Ratification of Deloitte & Touche LLP as our independent auditors for 2000; and

         3. Any other matters properly brought before shareholders at our meeting.

         You are cordially invited to attend the meeting in person. To ensure that you are represented at the meeting, please fill in, sign and return the enclosed proxy card as promptly as possible. Your early attention to the proxy statement will be greatly appreciated because it will reduce the cost we incur in obtaining your voting instructions.

                                          By Order of the Board of Directors



                                          /s/ Stanley Politano
                                              Stanley Politano, Secretary
May 8, 2000

                                    CONTENTS


                                                                                                            PAGE
                                                                                                            ----
General Information About Voting.......................................................................      1

Stock Ownership........................................................................................      3

Proposal No. 1   Election of Directors.................................................................      5

Proposal No. 2   Appointment of Independent Auditors...................................................     15

Other Matters..........................................................................................     15

Shareholder Proposals..................................................................................     16

Appendix A--Audit Committee Charter

                  BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.
                                 240 MAIN STREET
                           BLACK HAWK, COLORADO 80422


                                 PROXY STATEMENT

                   JUNE 9, 2000 ANNUAL MEETING OF SHAREHOLDERS

         This Proxy Statement is furnished to you in connection with the solicitation of proxies by the Board of Directors of the Company for use at our 2000 annual meeting. This Proxy Statement and the enclosed proxy card were sent to shareholders on or about May 8, 2000.

         The following matters will be acted on at our annual meeting:

         1.       Election of two Directors to serve three year terms;

         2. Ratification of the appointment of Deloitte & Touche LLP as our independent auditors for 2000; and

         3.       Any other business as may properly come before our meeting.

                        GENERAL INFORMATION ABOUT VOTING

Who can vote?

         You can vote your shares of common stock if our records show that you owned the shares on May 5, 2000. A total of 4,111,757 shares of common stock can vote at the annual meeting. You get one vote for each share of common stock. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

         Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote for each of the two director nominees and for the other proposal to be considered at the meeting.

What if other matters come up at the annual meeting?

         The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

         Yes. At any time before the vote on a proposal, you can change your vote either by giving the Company's secretary a written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card. We will honor the proxy card with the latest date.

Can I vote in person at the annual meeting rather than by completing the proxy card?

         Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

         If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

         We will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card. Election of the nominees as Directors and approval of the appointment of independent auditors will require the affirmative vote of a majority of the shares represented at the meeting.

         If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (so-called "broker nonvotes"), the nominee can vote them as it sees fit only on matters that self regulatory organizations determine to be routine, and not on any other proposal. Broker nonvotes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposal.

Who pays for this proxy solicitation?

         We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this.

                                 STOCK OWNERSHIP

         The following table shows the number of shares of common stock beneficially owned as of May 5, 2000 by:

         o each person who we know beneficially owns more than 5% of our common stock;

         o        each director and nominee;

         o        each executive officer named in Executive Compensation; and

         o        our directors, nominees and executive officers as a group.



                                                                                               Percentage of
                                                                                                Common Stock
                                                            Beneficially Owned              Beneficially Owned(3)
                                                     -------------------------------        ---------------------

        Name                                           Shares             Options(1)
        ----                                         ----------           ----------
Jeffrey P. Jacobs                                     1,333,333(2)            70,000              33.6
Diversified Opportunities Group Ltd.
c/o Jacobs Entertainment Ltd.
425 Lakeside Avenue
Cleveland, Ohio 44114

Stephen R. Roark                                         28,571              147,500               4.1
240 Main Street
Black Hawk, Colorado 80422

Antone R. Cook                                            3,500               37,967               1.0
240 Main Street
Black Hawk, Colorado 80422

Stanley Politano                                            619               66,667               1.6
240 Main Street
Black Hawk, Colorado 80422

Frank B. Day                                            440,966               35,000              11.5
248 Centennial Parkway, Suite 100
Louisville, Colorado 80302

J. Patrick McDuff                                         1,094               13,250                 *
1375 Walnut
Boulder, Colorado 80302

Robert H. Hughes                                          1,239               15,000                 *
27459 Hemlock Drive
West Lake, Ohio 44145

Timothy Knudsen                                             761                  333                --
213 Vista Circle
North Olmstead, Ohio 44070

Stephen P. Owendoff, Esq                                    -0-                  -0-                --
Hahn Loeser & Parks
3300 BP America Building
200 Public Square
Cleveland, Ohio 44114-2301

Robert D. Greenlee                                      483,113                                   11.8
2060 Broadway, Suite 400
Boulder, Colorado 80302

Officers and Directors as                             1,810,083              319,050              48.1
  a group (nine persons)

------------------------

*less than 1%

(1) Represents shares underlying options which are exercisable within 60 days.

(2) These shares are held by Diversified Opportunities Group, Ltd., an affiliate of Mr. Jacobs, and are therefore deemed beneficially owned by him.

(3) All percentages are computed in accordance with Rule 13d-3 adopted under the Securities Exchange Act of 1934.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

         Based on a review of the record, we believe that all reports required under Section 16(a) of the Securities Exchange Act of 1934 have been timely filed by our officers and directors.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         At our 1998 annual meeting, shareholders approved a proposal to stagger the election of members to our Board of Directors so that:

         o two directors were elected for terms expiring at our 1999 annual meeting;

         o two directors were elected for terms expiring at our 2000 annual meeting; and

         o three directors were elected for a term expiring at our 2001 annual meeting.

         The terms of Messrs. Day and Owendoff expire at this, our 2000 annual meeting, and we propose that they be elected to three year terms expiring at our annual meeting in 2003.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. DAY AND OWENDOFF. PROXIES SOLICITED BY YOUR BOARD OF DIRECTORS WILL BE VOTED FOR THEM UNLESS INSTRUCTIONS ARE GIVEN TO THE CONTRARY.

         The following sets forth certain information with respect to both of these nominees, and our other directors and executive officers.


      Name              Age                 Position(s) Held
      ----              ---                 ----------------

Jeffrey P. Jacobs       46     Chairman of the Board and Chief Executive Officer

Stephen R. Roark        52     President, Chief Financial Officer and a Director

Antone R. Cook          56     Vice President of Gaming Operations

Stanley Politano        50     Vice President, Secretary and Treasurer

Frank B. Day            66     Vice President, a Director and Nominee

J. Patrick McDuff       51     A Director

Robert H. Hughes        59     A Director

Timothy Knudsen         46     A Director

Stephen P. Owendoff     56     A Director and Nominee

         JEFFREY P. JACOBS, from 1995 to present, served as Chairman and Chief Executive Officer of Jacobs Entertainment, Inc., a company based in Cleveland, Ohio that has investments in gaming companies and ventures, including the Company and Colonial Downs Holdings, Inc., which operates a horse-racing track and satellite wagering facilities. From 1975 to present, he has also served as President and Chief Executive Officer of Jacobs Investments, Inc., a company engaged in the development, construction and operation of residential and commercial real estate and entertainment projects in Ohio. Mr. Jacobs also served in the Ohio House of Representatives from 1982 until 1986. He is also Chairman and Chief Executive Officer of Colonial Downs Holdings, Inc. which is a reporting company under the Securities Exchange Act of 1934. Mr. Jacobs became our Chief Executive Officer and Co-Chairman on November 12, 1996 and became our Chairman on December 31, 1997.

         STEPHEN R. ROARK, has been employed as our Chief Financial Officer since August 1993. Mr. Roark became a director of the Company in 1994. He was elected our President in July 1995. Prior to that time he was an independent consultant in the Denver area rendering financial and accounting assistance to companies in the public marketplace. Mr. Roark has 17 years of public accounting experience having served as a partner with a large local accounting firm and as a partner with a national accounting firm. Mr. Roark was with Hanifen, Imhoff and Prudential Securities, Inc. for three years and is a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants. Mr. Roark obtained his B.S.B.A. in Accounting from the University of Denver in 1973.

         ANTONE R. COOK, has been employed by us as Vice President of Gaming Operations since April 25, 1998 and supervises overall gaming operations at the Gilpin Hotel Casino and The Lodge Casino. From February 1, 1996 until April 25, 1998 he was General Manager of the Gilpin Hotel Casino. He was Casino Manager of Binions Horseshoe Hotel & Casino from November 1994 until January 31, 1996. For the 30 years prior thereto, he was associated with several casinos and gaming ventures, primarily in Las Vegas, Nevada and held many staff, supervisory and management positions. Mr. Cook holds gaming licenses in Colorado, South Dakota and Nevada.

         STANLEY POLITANO, has been Vice President of the Company since August 1994 and is a former director of ours. He was appointed our Secretary and Treasurer in April 1998. He received his B.S. degree in Business, majoring in finance, from the University of Colorado in 1972. He has 22 years of experience in the securities industry, working in both retail and wholesale capacities. He has worked for Rauscher Pierce Securities Corporation and Prudential- Bache Securities, Inc. and was a vice president with E.F. Hutton & Company, Inc. and Hanifen Imhoff Securities Corporation. He has served as Treasurer for Mission Corps International, a non-profit organization.

         FRANK B. DAY, Chairman of the Board, Chief Executive Officer and President of Rock Bottom Restaurants, Inc., has been employed since January 1980 as President of Concept Restau rants, Inc., and Managing General Partner of the Hotel Boulderado in Boulder, Colorado since

August 1982. Concept Restaurants, Inc. owns or operates twelve full service restaurants in Colorado front range communities. From 1959 to present, Mr. Day has owned and operated food service and hospitality facilities in Illinois, Michigan, Wisconsin, and Colorado. He attended Harvard University from 1950 to 1956 and received B.A. and M.B.A. degrees. Mr. Day is also an active real estate investor and is active in many civic and nonprofit organizations, having served as a director of the Boulder Chamber of Commerce (September 1988 to September
1991) and Downtown Boulder, Inc. (from June 1987 to June 1990). Mr. Day has been a Vice President and one of our directors since 1992.

         J. PATRICK MCDUFF, has been the Northern Region President for Vectra Bank Colorado since October 1996. Prior to assuming those duties he was President, Chief Executive Officer and director of one of Vectra's subsidiary banks from July 1987 through October 1996. From 1972 through July 1987, Mr. McDuff worked for IntraWest Bank of Boulder, ending his employment as Senior Vice President and Senior Loan Officer. He attended the University of Arkansas from 1966 to 1972 and received a B.S.B.A. degree in Finance and Commercial Banking. Mr. McDuff is also active in many civic and non-profit organizations, having served as a director of Boulder Center Y.M.C.A. (from January 1987 to December 1992), Boulder Valley Rotary Club (from April 1985 to June 1988) and Longs Peak Council of the Boy Scouts of America (from January 1991 to March
1993). Mr. McDuff's employer, Vectra Bank Colorado, is a wholly owned subsidiary of Zions Bancorporation, a reporting company under the Securities Exchange Act of 1934. Mr. McDuff became one of our directors in 1994.

         ROBERT H. HUGHES, served as Chief Financial Officer of Jacobs Investments, Inc. from 1993 to May 1999 when he retired. Mr. Hughes was a partner in charge of the audit department of the Cleveland office of the accounting firm of Deloitte & Touche LLP until his retirement in 1991. Mr. Hughes is a certified public accountant (retired). Mr. Hughes serves as a member of the Board of Directors of Colonial Downs Holdings, Inc., a reporting company under the Securities Exchange Act of 1934. Mr. Hughes has been one of our directors since November 12, 1996.

         TIMOTHY KNUDSEN, has been associated with Knudsen, Gardner & Howe, a Cleveland, Ohio based marketing communications agency for 21 years. He was elected President of the agency in 1984. Mr. Knudsen holds a B.S. degree in Marketing from Dyke Business College and has studied toward an advanced degree at Cleveland State University. Mr. Knudsen was elected as one of our directors in February 1998.

         STEPHEN P. OWENDOFF, is a Partner in the Cleveland law firm of Hahn Loeser & Parks LLP. He has been a partner in this firm since 1977, and prior to that was an associate. He heads the Business Practice Area of this firm, and has a general corporate practice, including public and private security offerings for issuers and underwriters, acquisitions and sales with businesses, including branch acquisitions and dispositions for financial institutions. He received his undergraduate degree from Kent State University, Kent, Ohio and his law degree from

Georgetown University Law Center in Washington, D.C. Mr. Owendoff is active in many civic and non-profit organizations in Cleveland, Ohio.

         The Board of Directors had three meetings during 1999. Each director attended all of the meetings of the Board and of each committee that he belongs to. Our Board of Directors has two committees. The following describes the function and membership of each committee and the number of times it met with respect to fiscal 1999:

                          AUDIT COMMITTEE--TWO MEETINGS

         We have adopted an Audit Committee Charter which is attached to this Proxy Statement as Appendix A. The Charter requires our Audit Committee to undertake a variety of activities designed to assist our Board of Directors in fulfilling its oversight role regarding our auditors' independence, our financial reporting process, our systems of internal control and compliance with applicable laws, rules and regulations. The Charter also makes it clear that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, not management. Please take a few minutes to read our Charter. If you have any comments or suggestions, we would welcome them.

         The members of our Audit Committee for 1999 were J. Patrick McDuff and Robert H. Hughes. For the year 2000 these two persons will be joined by Stephen
P. Owendoff.

                      COMPENSATION COMMITTEE--FOUR MEETINGS

         The function of our Compensation Committee is review and approval of compensation and benefit programs for key executives and administration of our stock options plans. See "Compensation Committee Report on Executive Compensation" below.

         The members of our Compensation Committee are Frank B. Day, Robert H. Hughes and Timothy Knudsen.

         There are no family relationships between or among any directors or executive officers and, except as set forth in the above resumes, none serve as a director of any company required to file reports under the Securities Exchange Act of 1934 or which is registered under the Investment Company Act of 1940.

EXECUTIVE COMPENSATION.

         Cash Compensation. None of the members of the Compensation Committee is or has been an officer or employee, nor do they serve on the compensation committee, of any company related to or affiliated with us. The following table sets forth information regarding the compensation paid by us for services rendered in all capacities during 1997, 1998 and 1999 to (i) our Chief Executive Officer, and (ii) our other named executive officers whose total annual compensation for 1999 exceeded $100,000.


                           SUMMARY COMPENSATION TABLE


                                            ---------------------------------------------------------------------------
                                                    Annual Compensation                  Long-Term Compensation
                                            ----------------------------------     ------------------------------------
                                                                                         Awards         Payouts
                                                                                   ------------------------------------

                                                                                                  Securities
                                                                      Other                         Under-
                                                                      Annual       Restricted       lying                  All Other
                                                                      Compen-        Stock         Options/      LTIP       Compen-
    Name of                      Year        Salary       Bonus       sation        Award(s)         SARs       Payouts     sation
Officer/Director                              ($)          ($)          ($)           (#)            ($)          ($)         ($)
------------------------       --------     --------     --------     --------     ----------     ----------   --------     --------
Jeffrey P. Jacobs                  1997      150,000           --           --           --           --           --           --
Chief Executive Officer
                                   1998      200,000       50,000           --           --           --           --           --

                                   1999      305,000      137,000           --           --            *           --           --

Stephen R. Roark                   1997      130,000           --           --           --       15,000           --           --
President
                                   1998      138,000       35,000           --           --           --           --           --

                                   1999      220,000       60,000           --           --       45,000           --           --

Antone R. Cook                     1998      175,000       35,000           --           --           --           --           --
Vice President
                                   1999      240,000       60,000           --           --       30,000           --           --

Stanley Politano                   1997       91,000           --           --           --       10,000           --           --
Vice President
                                   1998      102,000       15,000           --           --           --           --           --

                                   1999      106,000       20,000           --           --       15,000           --           --


* As of January 1, 2000, Mr. Jacobs was granted options to acquire up to 45,000 shares of our Common Stock at $6.46 per share. The options have a five year term and vest ratably over three years. These options are not included in the table above.

         Compensation Arrangements. Effective January 1, 2000, we entered into a three year employment agreement with Mr. Jacobs which contains customary terms and conditions and which provides for a base salary of the greater of $300,000 per year or 1.5% of our earnings before interest, taxes, depreciation and amortization ("EBITDA") (up to $50 million) each year. Mr. Jacobs is also entitled to receive a bonus of not less than 25% nor more than 40% of his base salary with the percentage to be established by our Compensation Committee. Mr. Jacobs is entitled to the present value of his base salary for the unexpired term of the agreement if he is terminated without cause. In addition, he is entitled to one year's base salary if another company acquires us, our assets are sold to another company or there is a 50% change in the ownership of our common stock, unless Mr. Jacobs is a participant in any such transaction.

         Effective May 1, 1999, and amended on January 1, 2000, we entered into a three year and eight month employment agreement with Mr. Roark which contains customary terms and conditions and which provides for a base salary of the greater of $250,000 per year or 1.05% of our EBITDA (up to $50 million) each year. Mr. Roark is also entitled to receive a bonus of not less than 25% nor more than 40% of his base salary with the percentage to be established by our Compensation Committee. Mr. Roark is entitled to the present value of his base salary for the unexpired term of the agreement if he is terminated without cause. In addition, he is entitled to one year's base salary if another company acquires us, our assets are sold to another company or there is a 50% change in the ownership of our common stock, unless Mr. Roark is a participant in any such transaction.

         Effective February 1, 1999, we entered into a three year employment agreement with Antone R. Cook which contains customary terms and conditions and which provides for a salary of $250,000 per year and a bonus, to be determined by the Board of Directors, of not less than $25,000 per year.

         Effective November 22, 1999, we entered into a three year employment agreement with Stanley Politano which contains customary terms and conditions and which provides for a salary of $111,000 per year, which increases $5,000 in years two and three. He is eligible for a bonus at the discretion of the Board of Directors.

         Directors are elected at each annual meeting of our shareholders. All directors except Messrs. Jacobs and Roark receive $1,000 and $500 per Board and Committee meeting attended, respectively. Since January 1, 1997, one-half of this compensation has been paid in the form of our restricted common stock valued at the market price on the meeting date and one-half in cash.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.

     The Compensation Committee endeavors to ensure that the compensation program for our executive officers is effective in attracting and retaining key executives responsible for our success and is tailored to promote our long-term interests and that of our stockholders. Our executive officer compensation program in the fiscal year 1999 was principally comprised of base salary, a cash bonus and long-term incentive compensation in the form of incentive stock options or non-qualified stock options.

         The Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for our Chief Executive Officer and his recommendations regarding the other executive officers. In particular, the Compensation Committee considers several financial performance measures, including revenue growth, net income and EBITDA levels. However, in 1999 we did not apply any specific quantitative formula in making compensation decisions. We also consider contributions of our officers, including dedication and loyalty that, while difficult to quantify, are important to our company's long-term success. The Compensation Committee seeks to create a mutuality of interest between our executive officers and our stockholders by increasing the executive officers' ownership of our company's common stock through our stock option plans.

         Salary levels for our company's executive officers are significantly influenced by the need to attract and retain management employees with high levels of expertise. In each case, consideration is given both to personal factors, such as the individual's experience, responsibilities and work performance, and to external factors, such as salaries paid by comparable companies in the gaming and casino entertainment industry. With regard to the latter, it is important to recognize that because of the opening of new properties in Black Hawk, Colorado in 1999 and 2000, the scheduled openings of new properties in 2000 and 2001, and the growth of casinos in Las Vegas, riverboat and dockside gaming, Native American gaming operations and the proliferation of jurisdictions in which gaming is permitted, our company competes with numerous other companies for a limited pool of experienced and skilled personnel. Therefore, it is critical that we provide compensation arrangements that are competitive in the casino industry.

         With respect to the personal factors, the Compensation Committee makes salary bonus and stock option grant decisions in a review based on the recommendations of the Chief Executive Officer. This review considers the decision-making responsibilities of each position as well as the experience and work performance of each executive. The Chief Executive Officer views work performance as the single most important measurement factor. With respect to the Chief Executive Officer, the Compensation Committee considers a variety of factors, including company financial performance, prospects for company growth, vision, leadership and ability to obtain and retain other key executives.

         The Compensation Committee approves all employment agreements with key executive officers with the philosophy and policies described above in mind.

                  /s/         Compensation Committee Members

                  /s/         Timothy Knudsen
                  /s/         Robert H. Hughes
                  /s/         Frank B. Day

STOCK OPTIONS.

         We have two stock option plans. Options granted to the Executive Officers named above during 1999 were as follows:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR*

                           Individual Grants
----------------------------------------------------------------------
                                  Percent of
                   Number of        Total                                Potential Realizable Value   Alternative to
                   Securities      Options/                                at Assumed Annual Rates     (f) and (g)
                   Underlying        SARs                               of Stock Price Appreciation     Grant Date
                    Options/      Granted to                                   for Option Term            Value
                      SARs        Employees     Exercise or    Expi-    ----------------------------  --------------
                    Granted       in Fiscal      Base Price    ration                                  Grant Date
Name                  (#)            Year        5%(($)h)       Date         5%($)        10%($)     Present Value $
(a)                   (b)             (c)           (d)         (e)           (f)           (g)          (h)
----------------   ----------     ---------     -----------   --------      -------       -------    ---------------
Stephen R. Roark    45,000             48          6.75         5-1-09      191,250       484,099      188,550
Antone R. Cook      30,000             32          8.38         2-2-09      158,009       400,427      154,200
Stanley Politano    15,000             16          6.25       11-22-09       58,958       149,413       60,300


         No options were exercised by the Executive Officers during 1999. The following table provides information regarding unexercised stock options held by the Executive Officers as of December 31, 1999.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR END OPTION/SAR VALUES

                                                               Number of
                                                               Securities                   Value of
                                                               Underlying                 Unexercised
                                                               Unexercised                in-the-Money
                               Shares                          Options/SARs               Options/SARs
                              Acquired                    at Fiscal Year End (#)     at Fiscal Year End ($)
                                on            Value       ----------------------     ----------------------
                              Exercise       Realized         Exercisable/                Exercisable/
        Name                    (#)            ($)           Unexercisable               Unexercisable
        (a)                     (b)            (c)               (d)                         (e)
-------------------           --------       --------     ----------------------     ----------------------
Jeffrey P. Jacobs*              --              --           70,000/0                     17,150/0
Stephen R. Roark                --              --          197,500/50,000                34,337/325
Antone R. Cook                  --              --           37,967/33,333                 8,102/216
Stanley Politano                --              --           66,667/18,333                15,133/216

* As of January 1, 2000, Mr. Jacobs was granted options to acquire up to 45,000 shares of our Common Stock at $6.46 per share. The options have a five year term and vest ratably over three years. These options are not included in the table above.

PERFORMANCE OF BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.'S COMMON STOCK.

         The line graph below compares the total cumulative return of our Stock to (a) the Standard & Poor 500 Stock Index (the "S&P 500 Index"), and (b) the Dow Jones Casinos Index. The graph assumes reinvestment of dividends.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
               AMONG BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.
                THE S&P 500 INDEX AND THE DOW JONES CASINOS INDEX


                   Black Hawk Gaming &                                  Dow Jones
                Development Company, Inc.      S&P 500                 Casinos Index
                -------------------------      -------                 -------------
   12/94                100.00                 100.00                    100.00
   12/95                 67.18                 137.58                    132.64
   12/96                 60.93                 169.45                    144.67
   12/97                 81.25                 226.13                    128.05
   12/98                 98.43                 291.80                     87.60
   12/99                 73.43                 353.29                    132.38

* $100 INVESTED ON DECEMBER 31, 1994 IN STOCK OR INDEX--INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDED DECEMBER 31.

(1) The line graph for Black Hawk Gaming & Development Company, Inc. assumes that $100 was invested in the common stock of the Company on December 31, 1994. There have been no stock splits or dividends paid.

(2) The Dow Jones Casinos Index was formerly referred to as the Dow Jones Entertainment & Leisure--Casinos Index.

CERTAIN TRANSACTIONS WITH OUR AFFILIATES.

         In 1996 we formed Black Hawk/Jacobs Entertainment LLC ("LLC"), a Colorado limited liability company owned 75% by us, 24% by Black Hawk Entertainment Ltd. ("BH") and 1% by DOGL, affiliates of Jeffrey P. Jacobs for the purpose of developing and operating The Lodge Casino. We share with BH a management fee of 5% of adjusted gross gaming proceeds for the gaming operations of the LLC on a 50%-50% basis. We also share profits and losses with BH on a basis of 75% to us and 25% to BH. During the year ended December 31, 1999, BH received $1,275,000 in management fees from the LLC and was allocated $1,754,000 in profits. Mr. Jacobs and other affiliates received an annual credit enhancement fee of 2% of the amount so guaranteed for personally guaranteeing the LLC's $40 million credit facility. Fees of $227,000 were charged by them for the year ended December 31, 1999 for the continuing guarantees. In April, 1999, we refinanced our debt and the guarantees were terminated.

         In order to assist us in our efforts to research, develop, perform due diligence and possibly acquire new gaming opportunities, we entered into an agreement with Premier One Development Company, Inc. ("Premier") effective October 1, 1997. Premier is an affiliate of Mr. Jacobs and it employs several people to perform the services set forth above. The amount paid or accrued by us during calendar 1999 for these services was $225,000. This agreement was renewed at the same annual rate for a two year period effective January 1, 2000.

         The agreements described above were negotiated at arm's length between Mr. Jacobs and his affiliates and our disinterested officers and directors and are deemed by our management to be fair and in our best interests and that of our shareholders.

                                 PROPOSAL NO. 2

                       APPOINTMENT OF INDEPENDENT AUDITORS

         We have engaged the firm of Deloitte & Touche LLP as independent auditors to audit and report to our shareholders on our financial statements for the years 1991 through 1999. During all nine years, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused them to make a reference to the subject matter of the disagreement in connection with its reports. Representatives of the firm are expected to be present at the annual meeting and will have the opportunity make a statement if they desire to do so and will be available to respond to appropriate questions. Although your approval of the engagement of independent auditors is not required by law, we desire to solicit your reaction. If the appointment of Deloitte & Touche LLP is not approved by a majority of the shares represented at the meeting, we will consider the appointment of other independent auditors for 2000. Moreover, if satisfactory arrangements as to the timing and costs of the 2000 audit cannot be made, we reserve the right to engage another accounting firm.

         WE RECOMMEND A VOTE FOR THE APPROVAL OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS FOR THE YEAR 2000 SUBJECT TO THE DISCUSSION ABOVE. PROXIES GIVEN TO US WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THIS PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

                                  OTHER MATTERS

         At the date of mailing of this proxy statement, we are not aware of any business to be presented at the annual meeting other than the proposals discussed above. If other proposals are properly brought before the meeting, any proxies returned to us will be voted as the proxyholders see fit.

         You can obtain a copy of our Annual Report on Form 10-K for the year ended December 31, 1999 at no charge by writing to us at 240 Main Street, Post Office Box 21, Black Hawk, Colorado 80422, Attention: Shareholder Relations.

                              SHAREHOLDER PROPOSALS

         To be considered for inclusion in the Company's Proxy Statement for the 2001 annual meeting, proposals of shareholders must be received by the Company no later than January 8, 2001. Such proposals should be directed to the Secretary of the Company.

                                             By Order of the
                                             Board of Directors



                                             By  /s/ Stanley Politano
                                                 ------------------------------
                                                 Stanley Politano, Secretary

Black Hawk, Colorado
May 8, 2000

                                                                      APPENDIX A

BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.
AUDIT COMMITTEE CHARTER

     The following sets forth the activities required of our Audit Committee.

CONTINUOUS ACTIVITIES

     o Provide an open avenue of communication and active dialogue between the independent auditors and the Board of Directors.

     o Meet two times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

     o Instruct the independent auditor that the Board of Directors, as the stockholders' representative, is the auditor's client.

     o Inform the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee.

     o Assure the independence of the independent auditor and confirm in writing; require the independent auditors to provide written disclosure as to any relationships with the Company.

     o Review with the independent auditor efforts to assure completeness of audit coverage, elimination of redundant efforts, and the effective use of audit resources.

     o Inquire of management and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

     o    Consider and review with the independent auditor:

          o The adequacy of the Company's internal controls including computerized information system controls and security.

          o Related findings and recommendations of the independent auditor together with management's responses.

     o    Consider and review with management and the independent auditor:

          o Significant findings during the year, including the status of previous audit recommendations.

          o Any difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information.

     o Meet periodically with the independent auditor and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

     o Report periodically to the Board of Directors on significant results of the foregoing activities.

CONTINUOUS ACTIVITIES REGARDING REPORTING SPECIFIC POLICIES

     o Advise financial management and the independent auditor that they are expected to provide a timely analysis of significant current financial reporting issues and practices.

     o Provide that financial management and the independent auditor discuss with the Audit Committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

     o Inquire as to the auditor's independent qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by the Company.

     o Inquire as to the auditor's views about whether management's choices of accounting principles are conservative, moderate or extreme from the perspective of income, asset, and liability recognition, and whether those principles are common practices or are minority practices.

     o Determine, as regards to new transactions or events, the auditor's reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.

     o Assure that the auditor's reasoning is described in determining the appropriateness of changes in accounting principles and disclosure practices.

     o Inquire as to the auditor's views about how the Company's choices of accounting principles and disclosure practices may affect shareholders' and analysts' views and attitudes about the Company.

"WHEN NECESSARY" ACTIVITIES

     o Monitor if the Company's activities have expanded to the point where an internal audit function should be implemented.

     o Review and concur in the appointment, replacement, reassignment, or dismissal of a Director of Internal Audit.

     o Review and approve requests for any management consulting engagements to be performed by the Company's independent auditors and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

     o Review periodically with general counsel, legal and regulatory matters that may have a material impact on the Company's financial statements, registration statements and other reporting requirements related to filings with the Securities and Exchange Commission.

     o Conduct or authorize investigations into any matters with the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.

SCHEDULED ACTIVITIES

     o Recommend the selection of the independent auditor for approval by the Board of Directors and election by shareholders, approve the compensation of the independent auditor, and review, recommend and approve the discharge of the independent auditor if appropriate.

     o Consider, in consultation with the independent auditor, the audit scope and plan of the independent auditor.

     o Review with management and the independent auditor the results of annual audits including:

          o The independent auditor's audit of the Company's annual financial statements, accompanying footnotes and their report thereon.

          o The independent auditor's audit of businesses acquired by the Company.

          o Any significant changes required in the independent auditor's audit plans.

          o Other matters related to the conduct of the audits which are to be communicated to the Audit Committee under generally accepted auditing standards.

     o Review the results of the annual audit procedures of directors and officers' expense accounts and management perquisites with the independent auditors.

     o Review annually with the independent auditors the results of monitoring compliance with the Company's code of conduct.

     o Describe the Committee's composition and responsibilities, and how they were discharged in the Company's annual proxy statement.

     o Arrange for the independent auditor to be available to the full Board of Directors at least annually to help provide a basis for the Board to recommend to shareholders the appointment of the auditor.

     o Assure that the auditor's reasoning is described in accepting or questioning significant estimates made by management.

     o    Review and update the Audit Committee's Charter annually.

PROXY                                                                     PROXY

                  BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.
                                 240 Main Street
                           Black Hawk, Colorado 80422

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder of Black Hawk Gaming & Development Company, Inc. acknowledges receipt of the notice of the annual meeting of shareholders, to be held Friday, June 9, 2000, at 9:00 a.m., at The Lodge Casino at Black Hawk, 240 Main Street, Black Hawk, Colorado and hereby appoints Jeffrey P. Jacobs and Stephen R. Roark, or either of them, each with the power of substitution, as attorneys and proxies to vote all the shares of the undersigned at the annual meeting and at all adjournments thereof, hereby ratifying and confirming all that the attorneys and proxies may do or cause to be done by virtue hereof. The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

1.   Election of Two Directors.

          Frank B. Day              Stephen P. Owendoff
          [ ]      For              [ ]      For
          [ ]      Against          [ ]      Against
          [ ]      Abstain          [ ]      Abstain

2. Ratification of the appointment of Deloitte & Touche LLP as independent auditors for 2000, subject to the discussion set forth in the Proxy Statement.

     [ ] FOR                      [ ] AGAINST                       [ ] ABSTAIN


3.   Transaction of such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE IN PROPOSAL 1 AND FOR PROPOSAL 2.


DATED:                 2000
      -----------------          ------------------------------------------
                                 SIGNATURE


                                 ------------------------------------------
                                 SIGNATURE IF HELD JOINTLY

                                 Please sign your name exactly as it appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. NOTE: SECURITIES DEALERS PLEASE STATE THE NUMBER OF SHARES VOTED BY THIS
PROXY:
      ----------------------------------